SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                February 11, 1997

                             Serengeti Eyewear, Inc.
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               (Exact name of Registrant as Specified in Charter)

          New York                     0-26022                  11-2396918
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(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)

           8125 25th Court East
            Sarasota, Florida                               34243
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(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (941) 359-3599

                                Solar-Mates, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

         On February 13, 1997, Serengeti Eyewear, Inc. (formerly known as Solar-Mates, Inc.), a New York corporation (the "Company"), acquired (the "Acquisition") certain of the assets of the Serengeti Eyewear division of Corning Incorporated ("Corning") used in the design, manufacture and distribution of Serengeti brand sunglasses. The Company acquired the Serengeti assets for a purchase price of $27.5 million. The Company financed the purchase price and related transaction expenses with the net proceeds from the sale of shares of its Preferred Stock (as hereinafter defined), as well as borrowings under its New Credit Facility (as hereinafter defined). See Items 5 and 9. The Company's Board of Directors has received an opinion dated October 4, 1996 from Barrington Business & Engineering Solutions to the effect that, based upon and subject to the various considerations set forth in such opinion, as of October 29, 1996, the date the acquisition agreement was entered into, the terms of the transaction were fair, from a financial point of view, to the Company.

         Serengeti raw lens blanks are currently manufactured by Corning in the United States or Brazil and then shipped to Japan and other locations overseas for finishing. Among the purchased assets are the manufacturing equipment located at the Serengeti facility in Fukui, Japan which are used to apply a unique process on the lenses known as hydrogen firing. Completed sunglasses are sent to a warehouse facility in Horseheads, New York for distribution. The Company intends to continue to utilize its warehouse facility in Sarasota, Florida for the warehousing of all of its finished sunglasses including the finished Serengeti sunglasses and to phase out the Horseheads facility. The Company also intends to utilize its relationships overseas with existing lens manufacturers for the finishing of all lenses, including the hydrogen firing process.

         Concurrently with the closing of the Acquisition, the Company changed its name from Solar-Mates, Inc. to Serengeti Eyewear, Inc.

Item 4. Changes in Registrant's Certifying Accountant.

         On February 11, 1997, Winter, Scheifley & Associates, P.C. declined to stand for re-election as the Company's independent auditors, and on the same date the Company appointed Bartnick, P.A. as its new independent auditors commencing with the audit of the Company's consolidated financial statements for the year ended December 31, 1996. The Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The decision to change auditors was approved by the Company's Board of Directors at a meeting duly held on February 6, 1997. There were no disagreements with such former auditors on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the past two fiscal years. The Company did not consult with its new independent auditors regarding any matters relating to periods prior to their engagement. The Company has requested from its former auditors a letter addressed to the Securities and Exchange Commission (the "Commission") stating their agreement with the statements made by the Company in response to this Item
4. Such letter is attached hereto as Exhibit 16.


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Item 5. Other Events.

         Concurrently with the closing of the Acquisition, the Company entered into a Revolving Line of Credit and Term Loan Agreement with SunTrust Bank, Central Florida, National Association, individually and as agent, and Creditanstalt-Bankverein pursuant to which the Company refinanced its then existing senior credit facility (the "Old Credit Facility") with a new senior credit facility (the "New Credit Facility") which provides the Company with the ability to borrow up to $17.5 million in the form of (i) a three year revolving credit facility in the amount of $7.5 million (the "Revolver Facility") and (ii) a five year amortizing term loan facility in the amount of $10.0 million (the "Term Facility").

         The Company borrowed the entire $10.0 million of availability under the Term Facility to finance a portion of the Acquisition purchase price, to repay in full the outstanding principal indebtedness and accrued interest (approximately $1.5 million) under the Old Credit Facility and to pay related fees and expenses.

         The Revolver Facility has a $2 million sublimit for the issuance of stand-by letters of credit. Pursuant to the Revolver Facility, the Company is able to borrow up to 85% of eligible accounts receivable and up to 50% of the value of the Company's eligible inventory. Undrawn amounts under the Revolver Facility are available for the working capital and general corporate needs of the Company.

         The New Credit Facility is secured by a first priority lien on all of the assets of the Company and its subsidiaries, as well as by the pledge of all the stock of certain material subsidiaries of the Company.

         Pursuant to the New Credit Facility, interest is payable at the LIBOR rate or the "Base Rate." In addition to applicable margins, the Company pays a floating percentage tied to the Company's ratio of funded debt to "EBITDA".

         The New Credit Facility requires the Company to maintain certain financial ratios. Pursuant to the New Credit Facility, the Company is required to apply 75% of its "Excess Cash Flow" for the preceding completed fiscal year, the net proceeds from any sale of assets other than in the ordinary course and the net proceeds of certain equity issuances and permitted debt issuances to prepay outstanding amounts under the Term Facility. The New Credit Facility also contains a number of customary covenants, including, among others, limitations on liens, affiliate transactions, mergers, acquisitions, asset sales, dividends and advances.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

    Appendix A to the Company's definitive Notice of and Proxy Statement for Special Meeting of Shareholders filed with the Commission on January 10, 1997 in connection with the Company's Special Meeting of Shareholders held on February 6, 1997 is incorporated herein by reference.

(b) Pro Forma Financial Information.

    Pages 8 through 12 of the Company's definitive Notice of and Proxy Statement for Special Meeting of Shareholders filed with the Commission on January 10, 1997 in connection with the Company's Special Meeting of Shareholders held on February 6, 1997 is incorporated herein by reference.

(c) Exhibits.

Exhibit Number             Exhibit Description
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      10                Revolving Line of Credit and Term Loan
                        Agreement dated as of February 13, 1997 by and among the Company, SunTrust Bank, Central Florida, National Association, individually and as agent, and Creditanstalt-Bankverein (Exhibits omitted; Registrant agrees to furnish supplementally a copy of any exhibits to the Commission upon request)

      16                Letter on change in certifying accountant


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Item 9. Sales of Equity Securities Pursuant to Regulation S.

         On October 4, 1996, the Company issued 7,500 shares of its Series A 6.5% Convertible Preferred Stock, $.001 par value (the "Series A Shares"), to RBB Bank Aktiengesellschaft ("RBB"), a banking institution whose principal offices are located in Austria, in a private offshore offering pursuant to Regulation S under the Securities Act of 1933, as amended. RBB purchased the Series A Shares for a purchase price equal to their aggregate stated value of $7.5 million. Concurrently with the closing of the Acquisition, RBB purchased, pursuant to said Regulation S, 7,500 shares of the Company's Series B 6% Convertible Preferred Stock, $.001 par value (the "Series B Shares"), and 7,500 of the Company's Series C 6% Convertible Preferred Stock, $.001 par value (the "Series C Shares"; together with the Series A Shares and the Series B Shares, the "Preferred Shares"), for a purchase price equal to their aggregate stated value of $15.0 million. The proceeds to the Company from the sale of the Preferred Shares was an aggregate amount of approximately $20.9 million (net of commissions and the estimated expenses of such sale).

         Concurrently with the issuance of the Series A Shares, the Company also issued to RBB a Series A Warrant of the Company (the "Series A Warrant") to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $5.5625 per share. The Series A Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002. In addition, concurrently with the issuance of the Series B Shares and the Series C Shares, the Company issued to RBB a Series B Warrant of the Company (the "Series B Warrant") and a Series C Warrant of the Company (the "Series C Warrant"), each of which entitles RBB to purchase up to an aggregate of 300,000 shares of the Company's Common Stock, $.001 par value ("Common Stock"), at a per share exercise price of (i) $7.50 with respect to the Series B Warrant and (ii) $10.00 with respect to the Series C Warrant. Each of the Series B Warrant and the Series C Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002.

         The Company has also issued, as part of the commission payable to a third party in connection with the sale of the Series A Shares, a Series D Warrant of the Company (the "Series D Warrant"; together with the Series A Warrant, the Series B Warrant and the Series C Warrant, the "Warrants") to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $5.50 per share. The Series D Warrant is immediately exercisable and expires on or prior to September 30, 2001.

         In accordance with the corporate governance rules of the National Association of Securities Dealers, Inc. relating to issuers listed on The Nasdaq National Market, such as the Company, the Company obtained shareholder approval for the issuance of (i) shares of Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Series A Warrant and the Series D

Warrant, (ii) the Series B Shares and the Series C Shares, and (iii) the Series B Warrant and the Series C Warrant.

         Each of the Series A Shares may be converted by the holder thereof into shares of Common Stock at any time. Each Series A Share is convertible into such number of shares of Common Stock as is determined by dividing its stated value of $1,000 by a conversion rate equal to the lower of (i) $5.50 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series A Shares of a notice of conversion.

         Each of the Series B Shares may be converted by the holder thereof into shares of Common Stock at any time. Each Series B Share is convertible into such number of shares of Common Stock as is determined by dividing the stated value of $1,000 by a conversion rate equal to the lower of (i) $6.75 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series B Shares of a notice of conversion.

         Each of the Series C Shares may be converted by the holder thereof into shares of Common Stock at any time after July 1, 1997. Each Series C Share is convertible into such number of shares of Common Stock as is determined by dividing the stated value of $1,000 by a conversion rate equal to the lower of
(i) $8.25 and (ii) 80% of the average Market Price for the 10 consecutive trading days ending three days prior to the giving by the holder of such Series C Shares of a notice of conversion.

         For purposes of the conversion rates for the Preferred Shares, "Market Price" has the following meaning. As long as the Common Stock is listed on The Nasdaq National Market, "Market Price" will be equal to the closing high bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Common Stock is no longer listed on The Nasdaq National Market, "Market Price" will be equal to the closing bid price of the Common Stock, as reported by NASDAQ (assuming that the Common Stock is listed on The Nasdaq SmallCap Market or is included in the "pink sheets" or other inter-dealer quotation service or publication) or the closing price for the Common Stock (assuming that the Common Stock is listed on a national securities exchange). On February 18, 1997, the closing high bid price for the Common Stock was $5.75 per share.

         The terms of the Preferred Shares and Warrants include customary anti-dilution protections. At any time after September 30, 2000, the Company will have the right, in its sole and absolute discretion, to force the conversion into Common Stock of all outstanding Preferred Shares.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 19, 1997                 SERENGETI EYEWEAR, INC.


                                          By: /s/ Stephen Nevitt
                                              ----------------------------------
                                               Stephen Nevitt
                                               President